SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-11(c) or § 240.14a-12

ENERGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700

March 29, 2004

To Our Shareholders:

       It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 28, 2004, at 10:00 A.M., Central Daylight Time.

       Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.

       We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

       We have enclosed a copy of the Company’s 2003 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held April 28, 2004

TIME	10:00 a.m., CDT, on Wednesday, April 28, 2004

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

ITEMS OF BUSINESS	(1) To elect four members of the Board of Directors for three-year terms; to elect one member of the Board of Directors for a one-year term.

(2) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on March 5, 2004.

ANNUAL REPORT	Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Meeting by following the instructions in the accompanying proxy statement.

J. DAVID WOODRUFF
Secretary

Birmingham, Alabama

March 29, 2004

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly

return your proxy in the enclosed envelope.

PROXY STATEMENT

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF ENERGEN CORPORATION

April 28, 2004

       We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2004 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

      You are invited to attend our Annual Meeting on April 28, 2004, beginning at 10:00 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

      This proxy statement and form of proxy are being mailed on or about March 29, 2004.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1:     Election of Directors

      Five Directors are to be elected. Our Board of Directors is divided into three classes serving staggered terms. The terms of five of the present Directors expire at this Annual Meeting. Four of these directors, Stephen D. Ban, Julian W. Banton, T. Michael Goodrich and Wm. Michael Warren, Jr., have been nominated for re-election as Directors for terms expiring in 2007. David W. Wilson, who was appointed to the Board of Directors effective January 1, 2004, has been nominated for re-election as a Director for a term expiring in 2005.

      Your Board of Directors recommends that Stephen D. Ban, Julian W. Banton, T. Michael Goodrich and Wm. Michael Warren, Jr. be elected to serve in the class with terms expiring in 2007, and that David W. Wilson be elected to serve in the class with terms expiring in 2005. Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented at page 3 of this proxy statement under the caption “Governance of the Company.”

      Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

Item 2:     Other Business

      We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

      Holders of Company common stock of record at the close of business on March 5, 2004, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 36,346,358 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Filing of Proxies

      Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please mark your proxy, date and sign it, and return it in the postage-paid envelope provided. The proxy holders will vote all properly completed proxies in accordance with the instructions appearing on such proxies.

Revocation of Proxies

      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Voting at the Annual Meeting

      Mailing your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

      All shares for which a proxy card has been returned and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

      Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

      Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the election of Directors even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

      At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting will be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions and broker “non-votes” have the same effect as a vote against the matter (unless the broker does not have discretionary authority to vote under Alabama law or New York Stock Exchange Rules).

GOVERNANCE OF THE COMPANY

      The persons who comprise our Board of Directors on the date of this proxy statement, including the five nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2007

Name and Year First Became Director	Principal Occupation and Other Information

STEPHEN D. BAN Director since 1992
Dr. Ban, 63, is the Director of the Technology Transfer Division of the Argonne National Laboratory, a science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials. He has held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. He joined GRI in 1981, was elected President in 1987, and served as CEO until 2000. In that position he had overall responsibility for GRI’s multifaceted research and development program in natural gas supply, transmission, and end-use technologies. Dr. Ban is also a director of UGI Corporation, a Pennsylvania gas and electric utility and national marketer of liquid propane. Dr. Ban has also served on the boards of the United States Energy Association and the New England Gas Association.

JULIAN W. BANTON Director since 1997
Mr. Banton, 63, retired in December 2003 as President and as a director of SouthTrust Corporation. Mr. Banton previously had stepped down as Chairman of the Board and Chief Executive Officer of SouthTrust Bank in October 2003. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia. He is also a director of Brookwood Hospital; the Metropolitan Development Board (Birmingham, Alabama); Birmingham Area Chamber of Commerce; and Inroads Development Program. Mr. Banton is also a past director of the Birmingham Branch of the Federal Reserve Bank of Atlanta.

T. MICHAEL GOODRICH Director since 2000
Mr. Goodrich, 58, is Chairman and Chief Executive Officer of BE&K, Inc., a privately owned engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named to his current position in 1995. He is also a director of Synovous Financial Corp., First Commercial Bank and several subsidiary companies of BE&K, Inc.

Name and Year First Became Director	Principal Occupation and Other Information

WM. MICHAEL WARREN, JR. Director since 1986
Mr. Warren, 56, is Chairman of the Board, President and Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined Alabama Gas Corporation in 1983 and was elected President in 1984. He was elected President and Chief Operating Officer of the Company in February, 1991, was elected President and Chief Executive Officer of Alabama Gas Corporation and Energen Resources Corporation in September, 1995, was elected Chief Executive Officer of the Company in February, 1997, and was elected Chairman of the Board in January, 1998. In addition to Energen, Mr. Warren serves as a director of one other publicly held company — Protective Life Corporation. He is also a director of Associated Electric & Gas Insurance Services Limited, a mutual insurance company serving the United States public utility industry, a city director of AmSouth Bank of Alabama and a member of the Board of Trustees of Birmingham-Southern College. Mr. Warren served as chairman of the American Gas Association, the national trade association for gas utilities, in 2002.

NOMINEE FOR ELECTION AS DIRECTOR

FOR A ONE-YEAR TERM EXPIRING IN 2005

Name and Year First Became Director	Principal Occupation and Other Information

DAVID W. WILSON Director since 2004
Mr. Wilson, 60, is an independent energy consultant. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Name and Year First Became Director	Principal Occupation and Other Information

J. MASON DAVIS, JR. Director since 1992
Mr. Davis, 68, is a partner with the Birmingham, Alabama law firm of Sirote & Permutt, P.C. He joined that firm in 1984. Mr. Davis also served as an Adjunct Professor of Law at the University of Alabama School of Law in Tuscaloosa, Alabama from 1972 to 1997. He is also Chairman of the Board of Directors of Protective Industrial Insurance Company of Alabama, Inc., based in Birmingham, Alabama.

JAMES S.M. FRENCH Director since 1979
Mr. French, 63, is Chairman of Dunn Investment Company, the parent of a group of companies in the construction industry and also an investor in equity and income securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. He joined the firm in 1968 and became its President in 1974. He is also a director of Regions Financial Corporation; Hilb, Rogal and Hamilton Company, a network of insurance agencies; Protective Life Corporation; and the subsidiaries of Dunn Investment Company.

Name and Year First Became Director	Principal Occupation and Other Information

WALLACE L. LUTHY Director since 1995
Mr. Luthy, 70, retired in December 1995 as President and General Manager of Mobil Natural Gas Inc., headquartered in Houston, Texas. Mobil Natural Gas was a subsidiary of Mobil Corporation and processed and marketed natural gas in the United States and Canada. Upon his retirement, Mr. Luthy had completed 40 years of service with Mobil.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name and Year First Became Director	Principal Occupation and Other Information

JUDY M. MERRITT Director since 1993
Dr. Merritt, 60, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965. She is also a director of SouthTrust Corporation.

STEPHEN A. SNIDER Director since 2000
Mr. Snider, 56, is President, Chief Executive Officer and a director of Universal Compression Holdings, Inc., a contract gas compression business headquartered in Houston, Texas. Mr. Snider joined Tidewater Compression in 1975 as General Manager of air compressor operations. In 1979, Mr. Snider established Tidewater Compression’s operations in the northeastern United States. In 1981, he assumed responsibility for the western United States operations of Tidewater Compression. Mr. Snider left Tidewater in 1983 to own and operate businesses unrelated to the energy industry. Mr. Snider returned to Tidewater Compression in 1991 as Senior Vice President of Compression. Tidewater was sold in 1998 and the name of the company was changed to Universal Compression Holdings, Inc. Mr. Snider was named to his current position in 1994. Mr. Snider is also a director of T-3 Energy Services, Inc.

GARY C. YOUNGBLOOD Director since 2003
Mr. Youngblood, 60, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has long been active in industry and community affairs. He is a past Chairman of the Birmingham Chamber of Commerce, has served as a director of the Public Affairs Research Council of Alabama, and was Chair of the Central Alabama United Way 2000 campaign. He served as President of the Alabama Natural Gas Association and the Southeast Gas Association. Until his retirement, Mr. Youngblood was a director of the Southern Gas Association, and served on the Leadership Council of the American Gas Association. Mr. Youngblood serves as an advisory director to Regions Bank.

      Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries.

Director Attendance

      During 2003, the Board of Directors of the Company met seven times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they were members. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our incumbent Board members, excepting a retiring Board member, and all of our Board nominees attended our Annual Meeting held in 2003.

Committees of the Board of Directors

      Our Board of Directors has standing Audit, Officers Review, Finance and Governance and Nominations Committees. The members of these Committees are as follows:

•	Audit Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich, Judy M. Merritt and David W. Wilson

•	Officers Review Committee — Wallace L. Luthy (Chair), Julian W. Banton, James S.M. French and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), J. Mason Davis, Jr., Wallace L. Luthy, Stephen A. Snider, David W. Wilson and Gary C. Youngblood

•	Governance and Nominations Committee — J. Mason Davis, Jr. (Chair), Stephen D. Ban, T. Michael Goodrich and Judy M. Merritt

     Audit Committee

      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. Our Audit Committee charter describes the functions of our Audit Committee in detail, and is attached to this proxy statement as Appendix A. Our Audit Committee charter is also available on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). During 2003, the Audit Committee held four meetings. The Audit Committee Report is presented at page 20 of this proxy statement under the caption “2003 Audit Committee Report.”

      The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and the listing standards of the New York Stock Exchange. The Board has also determined that the Audit Committee does not include an “audit committee financial expert” as that term is defined in SEC regulations. In the Board’s judgment, however, the Audit Committee’s membership meets the financial literacy and accounting or financial management requirements of the New York Stock Exchange listing standards and has qualifications and experience which enable the Committee to provide effective audit committee oversight for the Company.

     Officers Review Committee

      Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). During 2003, the ORC held five meetings. The Report of the ORC is presented at page 15 of the proxy statement under the caption “2003 Compensation Committee Report.”

     Finance Committee

      Our Finance Committee reviews financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and also considers the issuance of securities necessary to finance our activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). During 2003, the Finance Committee held two meetings.

     Governance and Nominations Committee

      The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail, and is available on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). During 2003, the Governance and Nominations Committee held three meetings.

Independence Determinations

      Our Board of Directors has adopted independence standards consistent with the new listing standards adopted by the New York Stock Exchange. A Director will be considered “independent” and found to have no material relationship with the Company if during the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	The Director has not been affiliated with or employed by a present or former internal or external auditor of the Company;

•	No immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

      In January 2004, the Board undertook a review of director independence. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the director nominees and none of the current directors, with the exception of Messrs. Warren and Youngblood, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. Warren and Mr. Youngblood are considered inside directors due to their current or prior employment as senior executives of the Company.

Selection of Board Nominees

      Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. Our chief executive officer plays a significant role in bringing potential candidates to the attention of the Committee. Last year, he recommended David W. Wilson to the Committee. Mr. Wilson became a member of the Board January 1, 2004 and is standing for reelection at this meeting. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

      Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or director) has recommended a director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations.

Communication with the Board of Directors

      Our Board has not implemented a defined process for shareholders to send communications to the Board. Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. The names, titles and committee assignments of our officers and directors, together with our mailing address and telephone number, can be found on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.

      The Chairman of our Audit Committee serves as chairman for purposes of convening meetings of our non-management Directors and presides as chairman for such meetings unless otherwise determined by the executive session participants.

Directors’ Compensation

      Monthly Cash Retainer Fees and Meeting Fees. During 2003, non-employee Directors were paid a monthly retainer of $1,500. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

      Share Awards and Deferred Compensation. Under the Energen Corporation 1992 Directors Stock Plan, each non-employee Director receives an annual grant of six hundred shares of common stock. Annual awards are made following the last day of each fiscal year, and only non-employee Directors who are members of our Board on such date and who have been members of the Board for at least six months are eligible. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.

      Our Board of Directors administers the Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

      Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The

1997 Deferred Compensation Plan is discussed below in greater detail under the caption “2003 Compensation Committee Report — 1997 Deferred Compensation Plan.”

Code of Ethics

      The Company has a Code of Ethics which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to all of the directors of the Company. The Code of Ethics is available on our website under the heading “Investors” and subheading “Corporate Governance” (www.energen.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.

SHARE OWNERSHIP

Principal Holders

      The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(3)	Owned(3)

Vanguard Fiduciary Trust Company(1)
Trustee for Energen Corporation Employee Savings Plan
500 Admiral Nelson Blvd.
Malvern, PA 19355	2,969,007	8.2%
Barclays Global Investors, N.A.(2)
45 Fremont Street
San Francisco, CA 94105	2,590,311	7.2%

(1)	In a Schedule 13G filed on January 29, 2004, Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the Energen Corporation Employee Savings Plan, reported having shared voting and dispositive power of 2,969,007 shares of common stock. All such shares of common stock had been allocated to plan participants. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. Vanguard serves as trustee for the Plan and must vote the shares held by the Plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

(2)	In a Schedule 13G filed on February 17, 2004, Barclays Global Investors, N.A., and its affiliate Barclays Global Fund Advisors (together, “Barclays”), reported aggregate beneficial ownership of 2,590,311 shares of our common stock. Barclays is deemed to be the beneficial owner of the common stock because Barclays holds the common stock in trust accounts for the economic benefit of the beneficiaries of those accounts. All information in this footnote was obtained from the Schedule 13G filed by Barclays.

(3)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2003.

Directors and Executive Officers

      As of March 5, 2004, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of March 5, 2004.

	Number of
	Shares	Percent of
	Beneficially	Class	Share Equivalents
Name of Entity, Individual	Owned	Beneficially	Under Deferred
or Persons in Group	(1)(2)	Owned(2)	Plan(3)

Stephen D. Ban	10,772	*	0
Julian W. Banton	2,150	*	4,545
J. Mason Davis, Jr.	7,453	*	9,322
James S. M. French	18,750	*	0
T. Michael Goodrich	4,000	*	5,370
Geoffrey C. Ketcham	21,146	*	17,101
Wallace L. Luthy	77,197	*	7,695
James T. McManus	29,467	*	10,115
Judy M. Merritt	7,207	*	0
Dudley C. Reynolds	75,425	*	6,398
Stephen A. Snider	1,000	*	3,802
Wm. Michael Warren, Jr.	216,313	*	237,570
David W. Wilson	0 (4)	*	0
J. David Woodruff	54,045	*	16,880
Gary C. Youngblood	42,110	*	21,165
All directors and executive officers (16 persons)	574,458	1.58%	340,455

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. The shares of common stock do not include shares acquired through dividend reinvestment after December 31, 2003. Dunn Investment Company, of which Mr. French is Chairman and a director, owns 120,000 shares of common stock, which shares are not included in the totals noted above. The shares of common stock shown above for Messrs. Warren, Ketcham, McManus, Reynolds, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of March 2, 2004, described in note 1 above under Principal Holders. Messrs. Warren, Ketcham, McManus, Reynolds, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 123,000, 3,000, 0, 28,250, 25,400 and 179,650 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of March 2, 2004. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of accrued dividends. The Company Stock Accounts have no voting rights.

(4)	Subsequent to March 5, 2004, Mr. Wilson became the beneficial owner of 1,000 shares of common stock.

EXECUTIVE COMPENSATION

Table 1

Summary Compensation Table

		Annual Compensation			Awards		Payouts

				Other	Restricted		Long-Term	All
Name and			Incentive	Annual	Stock	Stock	Incentive	Other
Principal		Salary	Compensation	Compensation	Award(s)	Options/	Payouts	Compensation
Position	Year(1)	($)	($)	($)(2)	($)(3)	SARs	($)	($)(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Warren, Jr., Wm. Michael — Chairman, President and Chief Executive Officer
	12/31/03	465,000	660,000	1,520	533,146	29,600	1,067,690	79,202
	12/31/02	445,000	534,000	1,517	0	0	657,217	115,242
	12/31/01	109,583	0	0	243,386	25,370	0	6,775
	9/30/01	421,250	382,500	1,383	113,591	15,000	435,797	97,945
Ketcham, Geoffrey C. — Executive Vice President, Chief Financial Officer and Treasurer
	12/31/03	285,000	256,500	716	66,253	8,220	304,573	36,688
	12/31/02	272,000	245,000	724	0	0	194,958	54,020
	12/31/01	67,000	0	0	29,645	7,020	0	4,283
	9/30/01	258,333	195,000	647	0	21,000	188,632	49,166
McManus, James T. — President and Chief Operating Officer of Energen Resources Corporation
	12/31/03	300,000	270,000	388	300,962	8,650	304,573	28,075
	12/31/02	272,000	320,000	400	0	0	185,885	33,993
	12/31/01	67,000	0	0	29,645	7,020	0	3,931
	9/30/01	258,333	195,000	356	164,625	4,500	168,015	31,292
Reynolds, Dudley C. — President of Alabama Gas Corporation
	12/31/03	260,000	234,000	457	51,695	7,500	228,710	24,949
	12/31/02	215,000	194,000	469	0	0	152,288	30,606
	12/31/01	52,500	0	0	23,309	5,560	0	3,250
	9/30/01	198,333	150,000	424	0	10,000	154,034	27,870
Woodruff, J. David — General Counsel and Secretary
	12/31/03	200,000	180,000	210	23,174	5,770	105,760	17,276
	12/31/02	162,000	97,200	210	0	0	68,420	19,222
	12/31/01	39,917	0	0	9,731	1,800	0	2,595
	9/30/01	154,333	93,000	189	0	17,400	68,012	17,753

Notes to Summary Compensation Table

(1)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently are separately reporting the three-month transition period ended December 31, 2001.
(2)	The amounts shown in this column represent special payments for reimbursement of tax costs for special life insurance benefits which serve as offsets to retirement income benefits pursuant to the Supplemental Agreements (see “Retirement Income Plan”).
(3)	As of December 31, 2003, Mr. Warren holds a total of 28,700 restricted shares valued at $1,177,561; Mr. Ketcham holds a total of 3,540 restricted shares valued at $145,246; Mr. McManus holds a total of 12,107 restricted shares valued at $496,750; Mr. Reynolds holds a total of 2,770 restricted shares valued at $113,653 and Mr. Woodruff holds a total of 1,210 restricted shares valued at $49,646. The restricted shares will vest as follows: Mr. Warren — 14,226 shares in 2004, 3,472 shares in 2005, and 11,002 shares in 2006; Mr. Ketcham — 1,310 shares in 2004 and 2,230 shares in 2006; Mr. McManus — 1,977 shares in 2004, 2,130 shares in 2006, 1,600 shares in 2007, 2,400 shares in 2008 and 4,000 shares in 2009; Mr. Reynolds — 1,030 shares in 2004 and 1,740 shares in 2006; and Mr. Woodruff — 430 shares in 2004, and 780 shares in 2006. Dividends are paid on restricted stock. The reported restricted shares include shares the receipt of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan.
(4)	(i) Includes the following amounts representing the estimated value of the economic benefit resulting from premium payments made prior to 2003 for life insurance benefits under the Energen Corporate Officer Split Dollar Life Insurance Plan: Mr. Warren $38,384, Mr. Ketcham $17,500, Mr. McManus $8,410, Mr. Reynolds $7,990, and Mr. Woodruff $4,063. This plan serves as an offset to an existing supplemental retirement plan (see “Retirement Income Plan”).

(ii)	Includes the following amounts representing the estimated value of the economic benefit resulting from premium payments made prior to 2003 for life insurance benefits under the Energen Corporation Split Dollar Life Insurance Plan which is offered to certain employees and officers in lieu of the Company’s group life insurance plan: Mr. Warren $1,529, Mr. Ketcham $721, Mr. McManus $487, Mr. Reynolds $482, and Mr. Woodruff $324.

(iii)	Except as noted above, the amounts shown represent contributions made by us to our defined contribution plans on behalf of each executive officer.

Table 2

Option/ SAR Grants in Last Fiscal Year

	Number of
	Securities	Percent of Total
	Underlying	Options/SARs
	Options/SARs	Granted to	Exercise or		Grant Date
	Granted	Employees In	Base Price	Expiration	Present Value
Name	(#)	Fiscal Year	($/Sh)	Date	($)(2)

(a)	(b)	(c)	(d)	(e)	(f)

Warren	29,600 (1)	24.25%	$29.71	1/28/13	358,160
Ketcham	8,220 (1)	6.73%	$29.71	1/28/13	99,462
McManus	8,650 (1)	7.09%	$29.71	1/28/13	104,665
Reynolds	7,500 (1)	6.18%	$29.71	1/28/13	91,355
Woodruff	5,770 (1)	4.73%	$29.71	1/28/13	69,817

Notes to Table 2

(1)	Date of exercisability is January 29, 2006.
(2)	Reflects Black-Scholes valuation of $12.10 per share. For purposes of this valuation, the following assumptions were used: expected volatility of 34.67%, risk-free interest rate of 2.36% and a seven-year time of exercise. Options granted include dividend equivalents and assume no dividend yield.

Table 3

Aggregated Option/ SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

	Shares				Value of Unexercised In-the-
	Acquired	Value	Number of Unexercised		Money Options/SARs
	on Exercise	Realized	Options/SARs at FY-End		at FY-End
Name	(#)	($)(1)	(#)		($)(2)

(a)	(b)	(c)	(d)		(e)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Warren	13,000	257,988	131,000	54,970	3,028,368	801,880
Ketcham	23,000	338,130	3,000	15,240	40,778	222,218
McManus	4,500	58,781	0	15,670	0	227,086
Reynolds	1,750	41,493	28,250	13,060	551,660	187,204
Woodruff	2,000	47,420	25,400	7,570	418,750	98,436

Notes to Table 3

(1)	This column indicates the market value of the underlying securities at time of exercise minus the exercise price.

(2)	This column indicates the market value of the underlying securities at the market price on December 31, 2003 ($41.03 per share) minus the exercise price.

Table 4

Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance	Estimated Future Payouts Under
	Number of	or Other	Non-Stock Price-Based Plans
	Shares, Units or	Period Until
	Other Rights	Maturation or	Threshold	Target	Maximum
Name	(#)	Payout	(#)	(#)	(#)

(a)	(b)	(c)	(d)	(e)	(f)

Warren	33,560	N/A	22,373	33,560	44,735
Ketcham	8,870	N/A	5,913	8,870	11,824
McManus	9,340	N/A	6,227	9,340	12,450
Reynolds	8,100	N/A	5,400	8,100	10,797
Woodruff	6,230	N/A	4,153	6,230	8,305

      The grants listed in Table 4 above were all made under the 1997 Stock Incentive Plan. Each performance share granted is the equivalent of one share of our common stock. You can find more information about the 1997 Stock Incentive Plan on page 16 of this proxy statement under the caption “2003 Compensation Committee Report — 1997 Stock Incentive Plan.”

Retirement Income Plan

      The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our other employees. Our contributions to the plan on behalf of each of our executive officers are not reflected in the Summary Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated.

      Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

      We have entered into retirement supplement agreements (“Supplemental Agreements”) with certain officers, including each of the executive officers named in the Summary Compensation Table. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday. We may offset benefits payable under the Supplemental Agreements with Company-sponsored officer life insurance program cash values exceeding premiums paid under the Energen Corporation Officers Split Dollar Life Insurance Plan. The Summary Compensation Table includes the value of benefits to the named officers attributable to our premium payments under the officer life insurance program.

      The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement based on the assumptions shown. The amounts shown are subject to reduction for applicable Social Security benefits at age 62.

Pension Plan Table

	Years of Service

Compensation	15	20	25	30	35	40

$150,000	$90,000	$90,000	$90,000	$90,000	$90,000	$90,000
$175,000	$105,000	$105,000	$105,000	$105,000	$105,000	$105,000
$200,000	$120,000	$120,000	$120,000	$120,000	$120,000	$120,000
$225,000	$135,000	$135,000	$135,000	$135,000	$135,000	$135,000
$250,000	$150,000	$150,000	$150,000	$150,000	$150,000	$150,000
$300,000	$180,000	$180,000	$180,000	$180,000	$180,000	$180,000
$400,000	$240,000	$240,000	$240,000	$240,000	$240,000	$240,000
$450,000	$270,000	$270,000	$270,000	$270,000	$270,000	$270,000
$500,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000
$600,000	$360,000	$360,000	$360,000	$360,000	$360,000	$360,000

      The amount of base compensation and the years of service credited under the plan for individuals shown in the Summary Compensation Table are as follows: Mr. Warren, $575,000, 20 years; Mr. Ketcham, $300,000, 22 years; Mr. McManus, $315,000, 18 years; Mr. Reynolds, $270,000, 23 years and Mr. Woodruff, $230,000, 17 years.

Severance Compensation Agreements

      We have entered into severance compensation agreements with Messrs. Warren, Ketcham, McManus, Reynolds and Woodruff, as well as twenty-one other officers not named in the Summary Compensation Table and seven key employees. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Generally, each such agreement provides that if, within thirty-six months following a change in control of the Company (as defined in the agreements), the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs. Under certain circumstances, the payment may be applicable to a termination which occurs during the period leading up to a change in control. The severance payment generally would be made in the form of a lump sum.

      We established a four-tier structure in which tier-one employees receive 300% of such compensation, tier-two employees receive 200% of such compensation, tier-three employees receive 150% of such compensation and tier-four employees receive 100% of such compensation. Messrs. Warren, Ketcham, McManus, Reynolds and Woodruff are considered tier-one employees. The agreements also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives payments that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed. For purposes of the agreements, (1) the term “qualified termination” means a termination by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a reduction in the position, duties, responsibilities, status or benefits of the employee’s job. For purposes of tier-one, tier-two or tier-three employee agreements, the term “qualified termination” also includes any voluntary termination by the executive during the thirty-day period immediately following the first anniversary of a change in control.

2003 COMPENSATION COMMITTEE REPORT

      The Officers Review Committee (“ORC”) of the Board of Directors is comprised entirely of outside Directors who are not officers or employees of the Company. The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO and other executive officers named in the Summary Compensation Table (the “Executive Officers”).

Compensation Policy

      The Company’s executive compensation program is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives by paying them competitively as compared with employers of comparable size and in similar lines of business;

•	link a substantial portion of individual compensation to superior corporate performance as measured by specific objectives compared against a peer group; and

•	align the interests of executives with the long-term interests of shareholders through payment of short- and long-term incentives in the form of common stock in the Company.

The ORC strives to meet these objectives through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities.

      Salary. As a matter of policy, the ORC administers annual salary levels to ensure they remain competitive with the industry by utilizing available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company’s executive officers, including those named in the Summary Compensation Table. The ORC approved salary adjustments based on the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive’s placement in the salary range.

      Annual Incentive Compensation. Executives are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives established by the ORC. Assuming the performance objectives are met, the incentive award is based upon either a cash amount or a percentage of the salary earned by the participant during the performance year. The ORC establishes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible for federal income tax purposes. The Board of Directors may, in its discretion, award individual cash bonuses in addition to those paid under the Annual Incentive Compensation Plan.

      Long-Term Incentive Compensation. We have in place the 1997 Stock Incentive Plan, which provides for the grant of stock options, restricted stock and performance shares. The present policy of the ORC is to use performance shares as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by stock options and restricted stock. The Company’s 1988 Stock Option Plan and 1992 Long-Range Performance Share Plan remain in effect for previously granted options and performance shares, but further grants are not available under these plans. The purpose of each of these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company. The ORC also administers the Company’s recently adopted Stock Appreciation Rights Plan which provides for the payment of cash incentives measured by long-term appreciation in the Company’s stock. Although the Company’s officers are eligible for participation in the Stock Appreciation Rights Plan, it is the ORC’s intention to use the Plan exclusively for non-officer key employees.

      1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides for the grant of performance share awards, stock options and restricted stock, or a combination thereof, to officers and key employees all as determined by the ORC.

      A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. Except as otherwise determined by the ORC at the time of grant, an award period will be the four-year period that commences on the first day of the fiscal year in which an award is granted. According to the performance condition guidelines previously adopted by the ORC and currently in effect under the plan, payment of an award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period.

      The stock option provisions of the plan provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of common stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

      The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions.

      1992 Long-Range Performance Share Plan. The 1992 Long-Range Performance Share Plan provides for the grant of performance shares on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new performance share grants are not available under the 1992 Long-Range Performance Share Plan; however, the plan remains in effect with respect to previously granted performance shares.

      1988 Stock Option Plan. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof, on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new stock option grants are not available under the 1988 Stock Option Plan; however, it remains in effect with respect to previously granted stock options.

      1997 Deferred Compensation Plan. Under the Company’s 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) annual incentive compensation plan awards; (c) grants under the 1988 Stock Option Plan; (d) awards under the 1997 Stock Incentive Plan; and (e) awards under the 1992 Long-Range Performance Share Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s

Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of The Vanguard Group, Inc’s mutual funds. At distribution, the participant’s investment account is payable in cash. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Operating Summary

      As demonstrated in the plan descriptions provided, the ORC links executive compensation directly to objective performance criteria of the Company, subsidiaries where applicable, and the individual executive’s performance. By doing so, the ORC creates an environment which encourages long-term decisions which will benefit us, our shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

Issues Influencing Compensation Decisions During the Reporting Year (January 1, 2003 to December 31, 2003)

      During 2003 Energen had net income of $111 million (a 61% increase over the prior year), earnings per diluted share of $3.10 (a 53% increase over the prior year), total shareholder return of 44%, and a 2.8% dividend increase. As of December 31, 2003, Energen had a five year annual earnings per share growth rate of 22% and twenty-one years of consecutive annual dividend increases. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the 1992 Long-Range Performance Share Plan and 1997 Stock Incentive Plan. Specifically, the ORC considered Energen’s total shareholder return and earnings results for the year and evaluated the Company’s total shareholder return performance against a peer group of energy and gas distribution companies.

      Wm. Michael Warren, Jr. has served as the Company’s Chief Executive Officer since 1997 and as its Chairman of the Board since January 1, 1998. Mr. Warren’s base salary was adjusted to $465,000 effective January 1, 2003, reflecting continuing efforts to meet market levels for the Chief Executive Officer position. The compensation philosophy for Mr. Warren’s position will continue to place a greater percentage of the total compensation package “at risk” through the annual cash incentive plan and through the Company’s stock performance by awards of stock options, restricted stock and performance shares. For the 2003 year, Mr. Warren earned a cash incentive award of $660,000, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. Restricted stock was granted in accordance with plan provisions and the stated compensation policy. Performance share awards were made based on a percentage of salary with the applicable percentage being a function of an executive’s position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

OFFICERS REVIEW COMMITTEE:
Wallace L. Luthy, Chair
Julian W. Banton
James S. M. French
Stephen A. Snider

PERFORMANCE GRAPH (1)

Energen Corporation — Comparison of Five-Year

Cumulative Shareholder Returns

      This graph compares our total shareholder returns (assuming reinvestment of dividends), the Standard & Poor’s Composite Stock Index (S&P 500), and an industry peer index compiled by us that consists of several companies (Peer Group). The graph assumes $100 invested at the per-share closing price of the common stock on the New York Exchange Composite Tape on September 30, 1998, in the Company and each of the indices.

GROWTH OF $100 INVESTED IN 1998

	September 30,	September 30,	September 30,	September 30,	December 31,	December 31,	December 31,
	1998	1999	2000	2001	2001(2)	2002	2003

S&P 500 Index	$100	$128	$145	$106	$118	$92	$118
Energen	$100	$111	$168	$130	$144	$174	$251
Peer Group(3)	$100	$94	$118	$117	$127	$127	$160

Notes to PERFORMANCE GRAPH

(1)	Total shareholder return includes reinvested dividends.
(2)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently we have a three-month period ended December 31, 2001 to report separately.
(3)	The Peer Group Index includes the companies listed below. Except as otherwise indicated by reference to specific years of inclusion, each company is included for each fiscal year. Changes reflect removal of a company’s stock from public trading and additions to replace removed companies: AGL Resources, Inc., Atmos Energy Corporation, Avista Corporation (2001 — present), Cabot Oil & Gas Corp. (2001 — present), Cascade Natural Gas Corp., Energy East Corporation (2001 — present), Equitable Resources, Inc., Kinder Morgan, Inc., Keyspan Corporation, The Laclede Group, Inc., MDU Resources Group Inc. (2001 — present), MGE Energy, Inc. (2001 — present), National Fuel Gas Corporation, New Jersey Resources Corp., NICOR Inc., Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Pure Resources Inc. (2001), Questar Corporation, Scana Corp (2001 — present), SEMCO Energy Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company,

Teco Energy, Inc. (2001 — present), UGI Corporation, Vectren Corporation (2001 — present), WGL Holdings, Inc., Wisconsin Energy Corp (2001 — present), and XTO Energy Inc. (2001 — present).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.

      As reported on the Form 4 filed by Dudley C. Reynolds on December 16, 2003, in preparation of that Form 4, Mr. Reynolds discovered that prior filings had overstated his aggregate holdings by 3,284 shares. Subsequent to that filing, Mr. Reynolds reviewed his records and prior filings in an attempt to determine the source(s) of the discrepancy and has identified certain transactions reported on a Form 5 filed February 9, 2004 accounting for 1,900 shares of the aggregate holdings discrepancy. Mr. Reynolds has been unable to identify the source of the remaining 1,384 share discrepancy. Additionally, Mr. Youngblood filed a Form 5 on March 10, 2003 which included a report of a charitable gift of 323 shares on December 31, 2001. We believe, based on a review of Forms 3, 4 and 5 furnished to us, that during fiscal 2003 our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements with the exception of Mr. Reynolds and Mr. Youngblood.

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2003, and the Board of Directors intends to continue the services of this firm for the fiscal year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

      The following table presents fees paid during 2002 and 2003 for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements, audit-related services, tax services and other services.

	2003	2002

(1) Audit fees	$400,142	$237,354
(2) Audit-related fees(a)	$152,335	$139,155
(3) Tax fees(b)	$155,775	$172,198
(4) All other fees	0	0

(a)	Includes fees for audit of certain of the Company’s employee benefit plans and review of certain issues related to the performance of the audits.
(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.

Our Audit Committee concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

      In January 2003 our Audit Committee pre-approved the engagement through April 30, 2004 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including (a) preparation and review of tax returns and (b) tax consultation and planning with respect to preparation of tax returns and tax advice with respect to mergers and acquisitions, payroll issues and employee benefit plans. In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

2003 AUDIT COMMITTEE REPORT

      In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee performs an annual review and reassessment of the adequacy of the Audit Committee charter. In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

AUDIT COMMITTEE
Julian W. Banton, Chair
James S. M. French
T. Michael Goodrich
Judy M. Merritt
David W. Wilson

SHAREHOLDER PROPOSALS

      To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2005 Annual Meeting must be received at the Company’s principal executive officers no later than November 29, 2004. If a shareholder desires to bring other business before the 2005 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 11, 2005. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

      The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama

March 29, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

ENERGEN CORPORATION

1.	Audit Committee Purpose

      The Audit Committee has been established by the Board of Directors of Energen Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to financial statement integrity, legal and regulatory compliance, auditor independence and qualification, and internal and independent auditor performance. The Committee prepares the audit committee report required by rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement or annual report on Form 10-K. The Committee’s authority and responsibility are not exclusive and the Board and each of the Subsidiary Boards retain, to the fullest extent permitted under applicable law, the authority to act without prior Committee action.

      It is important to note that the Company’s management is responsible for preparation of the Company’s financial statements. The Committee’s role is one of oversight and the Committee should not be viewed as providing any expert or special assurance as to the Company’s financial statements.

2.	Audit Committee Membership

      The Committee shall consist of not less than three (3) members of the Board to be appointed by the Board of Directors which shall also designate the Chairman of said Committee. The members of the Committee shall meet the applicable independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In the case of any member who serves on the audit committee of more than three public companies (including the Company), the Board shall have determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination shall be disclosed in the Company’s annual proxy statement.

3.	Audit Committee Authority and Responsibilities

      3.1 Independent Auditor. The Committee shall have direct responsibility and authority over the appointment, compensation, retention, discharge or replacement of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Committee.

      3.2 Pre-approval of Audit and Non-Audit Services. The Committee shall have authority to pre-approve, consistent with the requirements of Section 10A of the Exchange Act, auditing services and permitted non-audit services provided to the Company by its independent auditors. The Committee may delegate to one or more designated members of the Committee the authority to grant such pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Committee at the next scheduled meeting for ratification.

      3.3 Access to Company Personnel and Records. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

      3.4 Engage Advisors. The Committee shall have the authority to engage independent legal, accounting and other advisors as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee for payment of compensation to (i) the registered public accounting firm employed by the issuer for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Committee.

      3.5 Receipt of Accounting Complaints. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

      3.6 Other Authority and Responsibilities of the Audit Committee include:

3.6.1 Review of the planned scope of audit examinations and the resulting reports prepared by independent and internal auditors together with management’s response and follow up to these reports.

3.6.2 Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

3.6.3 At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

3.6.4 Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

3.6.5 Receive and review from the independent auditor reports of the following information as and when required by Section 10A of the Exchange Act: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company.

3.6.6 Review the independence and performance of the independent auditors. The Audit Committee shall satisfy itself as to the outside auditors’ independence by formal written statements and discussing with the auditor any relationships that may impact auditor objectivity and independence. The Committee shall include a review and evaluation of the lead audit partner as part of the review of the performance of the independent auditors, and any such evaluation should take into account the opinions of management and the Company’s internal auditors. The Committee shall present its conclusions regarding its evaluation of the independent auditor to the full Board.

3.6.7 Set clear hiring policies for employees or former employees of the independent auditors.

3.6.8 Review with the Company’s counsel any legal matters that could have a significant effect on the financial statements.

3.6.9 Discuss policies with respect to risk assessment and risk management.

3.6.10 Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not contemplated that the Committee will review each such release or other information in advance of distribution, but rather that from time to time the Committee will discuss with management the nature of the content of such disclosures, their expected form and timing.

3.6.11 Annually prepare a report to shareholders to be included in the Company’s proxy statement disclosing as appropriate Audit Committee activities.

3.6.12 Annually assess and report to the Board on the performance of the Committee including a review and assessment of the adequacy of this Audit Committee Charter.

3.6.13 Report regularly to the Board about the Committee’s activities.

3.6.14 Exercise such other authority and responsibilities as necessary for compliance by the Company with applicable requirements of the New York Stock Exchange, the Exchange Act and rules and regulations of the Commission.

4.	Subcommittees

      The Committee shall have the authority to create one or more subcommittees, consisting of one of more members of the Committee, and may delegate, in its discretion, all or a portion of its duties and responsibilities to each subcommittee (subject to applicable laws and listing standards). Any such subcommittee shall keep the Committee advised of its activities.

5.	Meetings

      In carrying out its duties and responsibilities, the Committee will meet at such times and with such persons, including representatives of the Independent Outside Auditor, the internal auditor and financial officers of the Corporation, as the Committee deems appropriate. Meetings of the Committee may be called by the Chief Executive Officer, the Chairman of the Committee, or any two (2) members of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The act of a majority of the directors serving at any meeting of the Committee at which a quorum is present shall be the act of the Committee. Any action of the Committee may be taken by written consent signed by all members of the Committee. In addition, the Chairman and members of the Committee may meet informally or by telephone or may confer with management, internal audit staff, representatives of the Independent Outside Auditor or other counsel or advisors as the Committee or its chairman deems appropriate, including, without limitation, meetings and conferences about interim financial reporting.

Adopted by the Board of Directors of Energen Corporation on January 28, 2004.

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707
(205) 326-2700

PROXY — ENERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

P R O X Y	The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and J. DAVID WOODRUFF, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 28, 2004 at 10:00 a.m., CDT, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

SEE REVERSE SIDE

  FOLD AND DETACH HERE

     This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Annual Meeting. If you vote in person at the Annual Meeting, your Proxy will not be used.

Dividend Reinvestment and Direct Stock Purchase Plan

     Energen Corporation offers shareholders and other investors the opportunity to purchase Energen common stock directly, without incurring fees and commissions. This plan is offered through a prospectus available from the Plan Administrator, EquiServe Trust Company, N.A., by calling 1-800-946-4316 or 1-800-654-3206. Enrollment material also is available on the World Wide Web at http://www.equiserve.com.

Shareholder Assistance: 1-888-764-5603

     This automated voice response system is available 24 hours a day, seven days a week for the convenience of Energen Corporation shareholders. Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time, Monday through Friday, to assist shareholders with account balances, dividend information, transfer instructions, and sale or certificate information.

Energen on the Web

     Interested parties with Internet access may review Energen corporate information, including news releases and annual reports, on Energen’s home page at www.energen.com.

☒	Please mark your votes as in this example.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL NOMINEES (except as noted below)	Nominees for three-year term ending 2007:
1. Election of Directors.	☐	☐	☐	01. Stephen D. Ban 02. Julian W. Banton 03. T. Michael Goodrich 04. Wm. Michael Warren, Jr. Nominees for one-year term ending 2005: 01. David W. Wilson	2.	In their discretion, to vote upon such other matters as may come before the Annual Meeting.

(To withhold authority for any individual nominee, write that nominee’s name in the space provided below.)

All as such items or proposals are more fully set forth in the Company’s Proxy Statement with respect to the Annual Meeting received by the undersigned. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

SIGNATURE(S)	DATE

  FOLD AND DETACH HERE

Annual Meeting of Shareholders
Wednesday, April 28, 2004, at 10:00 a.m. CDT

Energen Corporation Headquarters
605 Richard Arrington, Jr. Blvd N
Birmingham, Alabama